EXHIBIT 11

                BOSTON BIOMEDICA, INC. AND SUBSIDIARIES
              STATEMENT RE COMPUTATION OF INCOME PER SHARE
                        WEIGHTED AVERAGE SHARES

                                                           Quarter Ended September 30,   Nine Months Ended September 30,
                                                           ---------------------------   -------------------------------
                                                                1997          1996            1997             1996
                                                           -------------  ------------   --------------   --------------
Average common stock outstanding                              4,437,556     2,690,064       4,407,158        2,628,841

Net effect of dilutive common stock
   equivalents-based on treasury stock
   method using average market price                            365,322       623,044         397,784          623,044
                                                           -------------  ------------   --------------   --------------
                                                              4,802,878     3,313,108       4,804,942        3,251,885
                                                           =============  ============   ==============   ==============

Net income                                                     $246,147      $162,652        $569,596         $245,521

Add: net reduction of interest on debt,
   less 40% taxes                                                  -           10,450            -              10,450

Adjusted net income (loss) for earnings per
   share calculation                                           $246,147      $173,102        $569,596         $255,971
                                                           =============  ============   ==============   ==============
Net income per share                                               0.05          0.05            0.12             0.08
                                                           =============  ============   ==============   ==============

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